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EXHIBIT 11.1

                                  MECON, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                            Three Months Ended           Nine Months Ended
                                                                                December 31,                  December 31,
                                                                          -----------------------------------------------------
                                                                            1997         1996             1997           1996
                                                                          -----------------------------------------------------
BASIC EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding                                  6,097          5,957          6,041          5,915
                                                                          -----------------------------------------------------

Net income (loss)                                                           $476        ($1,581)          $170          ($522)
                                                                          -----------------------------------------------------

Basic earnings (loss) per share                                            $0.08         ($0.27)         $0.03         ($0.09)
                                                                          -----------------------------------------------------
                                                                          -----------------------------------------------------


DILUTED EARNINGS (LOSS) PER SHARE

Weighted average common stock outstanding                                  6,097          5,957          6,041          5,915

Dilutive effect of options outstanding                                       359              -            275              -
                                                                          -----------------------------------------------------

Weighted average common and dilutive
  potential common stock outstanding                                       6,456          5,957          6,316          5,915
                                                                          -----------------------------------------------------

Net income (loss)                                                           $476        ($1,581)          $170          ($522)
                                                                          -----------------------------------------------------

Diluted earnings (loss) per share                                          $0.07         ($0.27)         $0.03         $(0.09)
                                                                          -----------------------------------------------------
                                                                          -----------------------------------------------------
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